Ex-99.11(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 2-81149), and to the incorporation by reference therein of our report dated February 9, 1998 on the financial statements and financial highlights of The Guardian Stock Fund, Inc.



                                        ERNST & YOUNG LLP


New York, New York
April 27, 1998